EXHIBIT 99.3

COMPENSATION RECOVERY POLICY

VisionWave Holdings Inc.

Effective: 5/29/2025

1.	PURPOSE

This Compensation Recovery Policy (the “Policy”) of VisionWave Holdings Inc. (the “Company”) is adopted in accordance with Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 5608 of the Nasdaq Listing Rules. The purpose of this Policy is to provide for the recovery of erroneously awarded incentive-based compensation from executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.

2.	APPLICABILITY

This Policy applies to all current and former executive officers (as defined under Rule 10D-1 and Nasdaq Rule 5608) who received incentive-based compensation:

●	After beginning service as an executive officer,

●	During a performance period for which they served in such capacity,

●	While the Company had a class of securities listed on a U.S. national securities exchange, and

●	During the three completed fiscal years immediately preceding the date the

Company is required to prepare an accounting restatement, including any transition period resulting from a fiscal year change.

3.	TRIGGERING EVENT

The Company shall recover erroneously awarded incentive-based compensation if it is required to prepare an accounting restatement to correct an error that is material to previously issued financial statements or would result in a material misstatement if left uncorrected or corrected in the current period.

For the purpose of identifying the applicable look-back period, the date the Company is “required to prepare an accounting restatement” shall be the earlier of:

●	The date the Board of Directors (or its committee or delegated officer) concludes, or reasonably should have concluded, that a restatement is required, or

●	The date a court, regulator, or other legally authorized body directs the preparation of such a restatement.

4.	ERRONEOUSLY AWARDED COMPENSATION

The amount subject to recovery is the portion of incentive-based compensation that exceeds the amount that would have been paid based on the restated financials. The calculation must be made without regard to any taxes paid.

For incentive-based compensation based on stock price or total shareholder return, where the amount cannot be determined from restated results:

●	The Company shall base recovery on a reasonable estimate of the impact of the restatement on stock price or total shareholder return, and

●	Maintain documentation supporting such estimate and provide it to Nasdaq upon request.

5.	EXCEPTIONS TO RECOVERY

Recovery is required in all cases unless the Compensation Committee, or in its absence a majority of the independent directors, determines that recovery would be impracticable because:

(a)       The direct expense of recovery exceeds the amount to be recovered, and the Company has made a reasonable attempt to recover, documented such attempt, and provided it to Nasdaq;

(b)       Recovery would violate home country law adopted before November 28, 2022, as evidenced by an acceptable legal opinion submitted to Nasdaq;

(c)       Recovery would cause a tax-qualified retirement plan under Internal Revenue Code §§ 401(a)(13) or 411(a) to fail to meet applicable requirements.

6.	PROHIBITION ON INDEMNIFICATION

The Company shall not indemnify any current or former executive officer against the loss of erroneously awarded compensation under this Policy.

7.	ADMINISTRATION

This Policy shall be administered by the Compensation Committee, or if none exists, by the independent members of the Board of Directors. The Committee shall have full authority to interpret and enforce the Policy, including determinations as to recoverable amounts and applicability.

8.	DISCLOSURE

The Company shall file all required disclosures regarding this Policy in its annual report and proxy statements in accordance with SEC regulations.

CERTIFICATION

I, the undersigned, do hereby certify that the foregoing Compensation Recovery Policy was duly adopted by the Board of Directors of VisionWave Holdings Inc. on May 29, 2025.

Doug Davis

Secretary of the Board

VisionWave Holdings Inc.